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                                          June 28, 2005

Morgan Stanley Dividend Growth Securities, Inc.
1221 Avenue of the Americas, 22nd Floor
New York, New York  10020

     Re:  Morgan Stanley Dividend Growth Securities, Inc., a Maryland
          corporation (the "Fund") - Registration Statement on Form N-1A (1933
          Act File No. 002-70423 and 1940 Act File No. 811-3128), as amended, pertaining to the classes of stock of the Fund, par value $.01 per share, listed on Schedule 1 attached hereto (the "Shares")
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the
"Securities Act"), and the Investment Company Act of 1940, as amended (the
"Investment Company Act"), by the Fund on Form N-1A, originally filed with the
Securities and Exchange Commission (the "Commission") on or about December 30,
1980, as amended by Post-Effective Amendment No. 30 under the Securities Act and
Amendment No. 31 under the Investment Company Act to be filed with the
Commission on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

     In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents
(collectively, the "Documents"):

     (i)  the corporate charter of the Fund, represented by Articles of
          Incorporation filed with the State Department of Assessments and
          Taxation of Maryland (the "Department") on December 22, 1980, and the
          articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to December 22, 1980 through the date hereof (collectively, the "Charter");

     (ii) the Bylaws of the Fund, as amended and restated as of April 24, 2003
          (the "Bylaws");

    (iii) a certificate of Amy R. Doberman, the Vice President of the Fund, and
          Mary E. Mullin, the Secretary of the Fund, of even date herewith (the

Morgan Stanley Dividend Growth Securities, Inc.
June 28, 2005

          "Officers' Certificate"), to the effect that, among other things, the
          Charter and Bylaws are true, correct and complete, and that the
          Charter, and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying, among other things, as to the number of issued and outstanding Shares of each class of stock of the Fund as of a recent date preceding the date of the Officers' Certificate (the "Issued
          Shares"), the authorization for issuance and issuance thereof and the receipt by the Fund of the consideration therefore, and as to the authorization for issuance of the authorized but unissued Shares of each class of stock of the Fund (the "Unissued Shares");

     (iv) the Registration Statement on Form N-1A, filed with the Commission on or about December 30, 1980, as amended by Post-Effective Amendment No.
          30 under the Securities Act and Amendment No. 31 under the Investment
          Company Act, in substantially the form filed with the Commission (the
          "Registration Statement");

     (v)  a status certificate of the Department, dated June 21, 2005, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

     (vi) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted
          below.

     In reaching the opinion set forth below, we have assumed the following:

     (a)  each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

     (b)  each natural person executing any of the Documents is legally competent to do so;

     (c)  the Officers' Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

     (d)  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the
          Documents submitted to us as certified or photostatic copies conform to the original

Morgan Stanley Dividend Growth Securities, Inc.
June 28, 2005

          documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

     (e)  upon each issuance of any authorized but Unissued Shares of any class, the total number of Shares of such class, issued and outstanding, after giving effect to such issuance of such authorized but Unissued
          Shares of such class, will not exceed the total number of Shares of such class that the Fund is authorized to issue under its Charter.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

     (1)  The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

     (2)  The issuance of the Unissued Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such
          Unissued Shares are issued and delivered by the Fund as contemplated by the Registration Statement against payment of the consideration therein described, such Unissued Shares will be validly issued, fully paid and non-assessable.

     (3)  The Issued Shares have been duly authorized for issuance by all necessary corporate action on the part of the Fund and the Issued
          Shares have been issued and delivered in exchange for the
          consideration therefor and are validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company Act, the
Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the
State of Maryland, we do not express any opinion on such matter.

     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the

Morgan Stanley Dividend Growth Securities, Inc.
June 28, 2005

date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

     We consent to your filing this opinion as an exhibit to the Registration
Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities
Act.

                                           Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                   SCHEDULE 1

                         SCHEDULE OF CLASSES OF STOCK OF
                 MORGAN STANLEY DIVIDEND GROWTH SECURITIES, INC.

                                     NUMBER OF SHARES OF COMMON
           NAME OF CLASS             STOCK CLASSIFIED AND ALLOCATED

           A                                500,000,000
           B                                500,000,000
           C                                500,000,000
           D                                500,000,000